UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2008.

PRTX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52780	26-0754647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12929 NE 131st Street, Kirkland, WA 98034
(Address of principal executive offices) (zip code)

281-797-0578
(Registrant’s telephone number, including area code)

Copies to:

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

488 Madison Avenue, Suite 1100

New York, New York 10022

212-644-6446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

A change of control in the Registrant occurred in September 2008 as follows:

1.

Prior to change of control, Stephen B. Schneer owned 975,000 out of a total of 1,000,000 shares outstanding (97.50%);

2.

In September 2008, a 1for100 reverse stock split of all issued and outstanding shares occurred, reducing the total outstanding shares from 1,000,000 to 10,000 shares of which Stephen B. Schneer owned 9,750 shares and still retained the same percentage of ownership as indicated above;

3.

Immediately subsequent to the stock split, an aggregate of 4,990,000 post reverse split shares were issued to a total of 39 persons. Of the 4,990,000 newly issued shares, 4,954,000 shares were issued to three persons as follows:

Name	Number of Shares
S. Craig Barton	1,651,333
Gary B. Wolff	1,651,333
GCND, Inc.	1,651,334

These shares were issued in full satisfaction of approximately twenty thousand ($20,000) dollars in amounts due to such persons and/or companies for services performed.

Accordingly, each of the persons or companies above own approximately 33% of the 5,000,000 shares currently outstanding.

Item 5.02(b)(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In September 2008, Stephen B. Schneer, who had served as President, Chief Financial Officer and Chairman since Issuer’s inception, resigned from all positions held and a new individual was appointed by him immediately following his resignation. Mr. Schneer’s resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices.

(c) The newly appointed individual, S. Craig Barton, who now assumes positions of President, Chief Financial Officer and Chairman, effective September 22, 2008.

A brief resume of Craig Barton appears below.

S. Craig Barton, 68, received a Doctor of Dental Surgery (DDS) degree from the University of Southern California in 1968 and practiced dentistry until 1997. He then worked as a private consultant on projects involving foreign trade and finance.  In 2005 he founded BBN Global Consulting, Inc which was formed to be a consulting firm with a mission of providing strategic business planning and management consulting to small domestic companies and to assist medium sized companies in China and Brazil to establish a business presence in the United States.  Since selling control of BBN Global Consulting in September 2007 and resigning from all positions held, he has been primarily occupied with assisting in the business development of the family mortuary business in Kirkland Washington and assisting not-for-profit organizations.

There is no material plan, contract or arrangement (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRTX, INC.

Date: March 3, 2009	/s/ S. Craig Barton
Name: S. Craig Barton
Title: President

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